Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kodiak Gas Services, Inc.

Montgomery, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2023, relating to the consolidated financial statement of Kodiak Gas Services, Inc. which appears in the Registration Statement on Form S-1 (File No. 333-271050).

/s/ BDO USA, P.A.

Houston, Texas

July 3, 2023